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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of F.N.B. Corporation on Forms S-3 (Registration Nos. 333-74737, 333-46581 and 333-31124) and Forms S-8 (Registration Nos. 33-78114, 33-78134, 333-03489,
333-03493, 333-03495, 333-03503, 333-01997, 333-22909, 333-42333 and 333-58727)
of our report dated April 23, 1999 on our audits of the financial statements of Guaranty Bank & Trust Company for the years ended December 31, 1998 and 1997, which report is included as an exhibit in F.N.B. Corporation's Annual Report on Form 10-K.


BOBBITT, PITTENGER & COMPANY, P.A.

Sarasota, Florida
March 10, 2000